Exhibit 99.1

For Immediate Release

STRATEGIC ALLIANCE OF

HARRODSBURG FIRST FINANCIAL BANCORP, INC.

AND INDEPENDENCE BANCORP

RECEIVES FINAL REGULATORY APPROVALS

AND IS PROCEEDING ON SCHEDULE

Harrodsburg, Kentucky and New Albany, Indiana – June 10, 2004 - Harrodsburg First Financial Bancorp, Inc. (NASDAQ: HFFB), the holding company of First Financial Bank headquartered in Harrodsburg, Kentucky (“Harrodsburg”) and Independence Bancorp, the holding company of 1st Independence Bank, headquartered in New Albany, Indiana, (“Independence”) today jointly announced that they have received final regulatory clearances for their strategic alliance from the Office of Financial Institutions of the Commonwealth of Kentucky and the Federal Deposit Insurance Corporation. Such approvals conclude the regulatory approval process for the strategic alliance. The strategic alliance of Harrodsburg and Independence is expected to take place on or about July 9, 2004.

As previously disclosed by Harrodsburg on June 2, 2004, a complaint was filed in the Circuit Court of Anderson County in the Commonwealth of Kentucky by certain persons arising from a stock buyback made by Harrodsburg in a tender offer (the “Tender Offer”), prior to the announcement of a merger. Such persons are seeking damages in connection with the shares it sold in the Tender Offer. Harrodsburg believes that the complaint is without merit.

Harrodsburg, located in central Kentucky has approximately $179 million in assets and two full service banking offices in Harrodsburg and Lawrenceburg, Kentucky. Harrodsburg also owns a majority interest in Citizens Financial Bank, Inc., which has one full service banking office in Glasgow, Kentucky. Additional information about Harrodsburg may be found on the company’s website at www.ffbky.com.

Privately held Independence, formed in 1998, has a presence in southern Indiana and Louisville, Kentucky. Independence has approximately $125 million in assets and has four full service banking offices. The offices are in New Albany, Jeffersonville, and Marengo, Indiana and one in Louisville, Kentucky. Independence also operates 1st Independence Mortgage Group, a division of 1st Independence Bank, in Louisville, Kentucky and southern Indiana. Additional information about Independence may be found on the company’s website at www.1stindependence.com.

This release, and other written material and statements management may make, may contain certain forward-looking statements regarding the companies’ prospective performance and strategies within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The companies intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of said safe harbor provisions.

Forward-looking statements can be identified by the fact that they include words like “believe,” “expect,” “anticipate,” “estimate,” and “intend,” or future or conditional verbs such “will,” “would,”

“should,” “could,” or “may.” These forward-looking statements are based upon the current beliefs and expectations of Harrodsburg’s and Independence’s management and are inherently subject to significant business, economic, and competitive uncertainties and contingencies, many of which are beyond the companies’ control. Certain factors that could cause actual results to differ materially from expected results include delays in completing the merger, difficulties in achieving cost savings from the merger or in achieving cost savings within the expected timeframe, difficulties in integrating Harrodsburg and Independence, increased competitive pressures, changes in the interest rate environment, costs incurred in regard to litigation, changes in general economic conditions, legislative and regulatory changes that adversely affect the businesses in which Harrodsburg and Independence are engaged, changes in the securities markets, and other factors that may be subject to circumstances beyond Harrodsburg’s and Independence’s control. Actual results may differ materially from the anticipated results discussed in these forward-looking statements. Harrodsburg and Independence undertake no obligation to revise these statements following the date of this press release.

Contact:

Arthur L. Freeman	N. William White
Chairman of the Board and CEO	President and CEO
Harrodsburg First Financial Bancorp, Inc.	Independence Bancorp
(859) 734-5452	(812) 944-1400

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